                                                                       EXHIBIT 5


                     [LETTERHEAD OF DEBEVOISE & PLIMPTON]


                                                                  April __, 1996



AMR Corporation
P.O. Box 619616
Dallas/Fort Worth Airport,
Texas  75261-9616

                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to AMR Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the public offering by the Company of up to 12,915,899 shares of its Common Stock, par value $1.00 per share (the "Shares").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based upon the foregoing, we are of the following opinion:

     1.  The issuance of the Shares has been duly authorized by the Company.

     2. Each of the Shares to be issued pursuant to the Registration Statement, when issued and delivered as contemplated by the Prospectus constituting part of the Registration Statement, will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the laws of the State of New York, the corporate laws of the State of Delaware and the Federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Validity of the Common Stock" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Debevoise & Plimpton

                                       2